Exhibit 99.1

First Quarter 2006

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Hudson City Bancorp, Inc. ("Hudson City" or "HCBK") and Sound Federal Bancorp, Inc. ("Sound Federal" or "SFFS"), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Hudson City's and Sound Federal's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," "potential", or words of similar meaning. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Hudson City and Sound Federal may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Sound Federal may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Hudson City's and Sound Federal's markets; and (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hudson City's and Sound Federal's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). Any or all of the forward-looking statements in this release and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Hudson City does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

Additional Information The proposed transaction will be submitted to Sound Federal's stockholders for their consideration. Sound Federal will file with the SEC a proxy statement and other relevant documents concerning the proposed transaction. Stockholders of Sound Federal are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Hudson City and Sound Federal, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can be obtained, without charge, by directing a request to Sound Federal, Chief Financial Officer, 1311 Mamaroneck Ave., White Plains, NY 10605 (914) 761-3636. Hudson City and Sound Federal and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sound Federal in connection with the merger. Information about the directors and executive officers of Sound Federal is set forth in the proxy statement, dated July 8, 2005, for Sound Federal's 2005 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of Hudson City is set forth in the proxy statement, dated April 20, 2005, for Hudson City's 2005 annual meeting of stockholders, as filed with the SEC on a schedule 14A. You can obtain free copies of these documents from Hudson City by directing a request to Hudson City, Investor Relations Officer, West 80 Century Road, Paramus, NJ 07652, (201) 967-1900 or from Sound Federal using the contact information above.

Overview & Strategy 7

Overview 91 branch locations (not including Sound Federal acquisition): 85 in NJ, 4 in Suffolk County, NY and 2 in Richmond County (Staten Island), NY. "First-step" conversion in July 1999, selling 47% and raising $541 million. Completed "second-step" conversion on June 7, 2005 raising $3.9 billion. Since December 31, 1999: Grown assets, deposits, and EPS by 230%, 70% and 200%, respectively (1) All growth has been internally generated Stock price has appreciated 553% as of December 31, 2005 Fourth-largest thrift based on market capitalization. ___________________________ Reflects change in total assets and total deposits from December 31, 1999 to December 31, 2005 and change in EPS from full year 2000 to full year 2005

Second-step Conversion June 7th, raised $3.93 billion in "second-step" conversion and stock offering. Sold a total of 392,980,580 shares of common stock in the 7th largest offering (subscription and syndicated offering combined). After related expenses of $125.0 million, net proceeds from the stock offering amounted to $3.80 billion. Effected a stock split of 3.206 shares to one, including shares held as treasury stock.

Capital Deployment $3.0 billion contributed to Hudson City Savings Bank with balance retained at the holding company Up to $2.8 billion of the total net proceeds invested in short-term government and agency securities Remaining proceeds used primarily for expanded ARM originations and purchases and de novo branch expansion ESOP purchased 4% of the shares sold in the offering (2005Q3). Share repurchases represent a secondary use of proceeds Hudson City purchased 158 million shares through 5 repurchase programs since its initial public offering Sixth plan approved for additional 29.9 million shares Approximately 8.9 million shares purchased in 2005Q4

Operating Model Simple, consistent operating model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated Outstanding Credit Quality Fund lending and investing activities with retail deposits and borrowings Compete on the basis of effective customer service and attractive pricing Industry-leading operating efficiency 22% for 2005Q4. Focused operations, portfolio lending strategy, and low employee turnover contribute to superior customer service

Operating Model (continued) Mortgage Loans Prime Products Only (Jumbo) No Option Arms or Neg-Am Multiple Distribution Channels Retail - Our Own Agents Retail - Mortgage Brokers and Bankers Wholesale - Geographic Diversity Cross Selling Initiatives and Incentives

Sound Federal Bancorp Acquisition 19

Sound Federal Acquisition Purchase Price per Share: $20.75 Transaction Value: $265 million Consideration Mix: 100% Cash Expected Closing Date: Targeted for early summer of 2006 HCBK / SFFS High Median Low Premium to Total Deposits 15.5% 24.3% 16.4% 7.9 % Premium to Core Deposits (1) 19.1 33.8 19.5 8.9 Price / Tangible Book Value 2.23 x 3.00 x 2.29 x 1.62 x Comparable Transactions (2) ___________________________ Core deposits are total deposits less jumbo CDs. Source: SNL Financial. Includes all thrift deals announced since January 1, 2003 with targets in New England and the Mid-Atlantic with deal values between $100 million and $500 million.

Attractive and Complementary Branch Network Hudson City Market Area Hudson City Branch NY

Attractive and Complementary Branch Network ___________________________ Source: SNL Financial. Deposit market share data as of June 30, 2005. Hudson City Market Area Sound Federal Market Area Hudson City Branch Sound Federal Branch NY

Expanding Presence in Desirable Markets The acquisition of Sound Federal further enhances the already attractive demographics of Hudson City's footprint The pro forma franchise will have branches in 7 of the top 50 counties in terms of median household income ___________________________ Source: SNL Financial.

Record of Strong Growth in New Markets Hudson City has generated robust deposit growth since entering Long Island in 2004 and Staten Island in 2005 The demographics and competitive environment in Sound Federal's markets are very similar to those of Hudson City's new markets

Acquisition Pro Forma Financials 31

Financial Snapshot ___________________________ Data as of or for the three months ended December 31, 2005. ($ in millions) Hudson City Assets $28,075 Total Loans (Net) 15,037 Total Deposits 11,383 Common Equity 5,201 Last 12 Month's Net Income 276 Efficiency Ratio 21.9 % NPA / Assets 0.07 Branches 90 Deposits / Branch $126

Pro Forma Financials ___________________________ Data as of or for the three months ended December 31, 2005. Does not reflect the impact of purchase accounting, cost savings or other deal adjustments at closing. ($ in millions) Hudson Sound Pro City Federal Forma (1) Assets $28,075 $1,149 $29,225 Total Loans (Net) 15,037 711 15,747 Total Deposits 11,383 970 12,353 Common Equity 5,201 129 5,201 Last 12 Month's Net Income 276 5 281 Efficiency Ratio 21.9% 74.2% 24.2 % NPA / Assets 0.07 0.23 0.08 Branches 90 14 104 Deposits / Branch $126 $69 $119

Financial Assumptions Assumes closing in early summer of 2006 Approximately 40% cost savings of Sound Federal's expense base, fully realized in 2007 Sound Federal's ESOP and RRP terminated Total acquisition costs of $22M pre-tax ($16M after-tax) Core Deposit Intangible: assumes 3.0% of SFFS core deposits, amortized over 10 years on a straight-line basis No revenue enhancements assumed No change to Hudson City's current share repurchase plans or dividend policy Transaction is breakeven to Hudson City's EPS in 2006 and modestly accretive in 2007

Hudson City's Financial Review 39

Strong Asset Growth (in millions) CAGR of 21.99% At December 31, (CAGR) Compounded Annual Growth Rate 41

Residential Mortgage Lending Growth CAGR of 23.21% 95.8% 94.6% 94.9% 96.2% 97.3% 97.9% 4.2% 5.4% 5.1% 3.8% 2.7% 2.1% At December 31, (in millions) 98.1% 1.9% ___________________________ Other includes FHA/VA, multifamily, commercial, consumer and other loans 43

Consistently Superior Credit Quality Non-Performing Assets / Total Assets At December 31,

Industry-Leading Operational Efficiency Hudson City ranked #1 in efficiency ratio and #1 in non-interest expense / average assets among the 50 largest banks and thrifts by assets as of June 30, 2005 (1) $126 million in average deposits per branch ___________________________ Source: Keeffe, Bruyette & Woods, 2Q05 Wrap-up Bank Performance and Trends, August 5, 2005 and Company's filings Efficiency Ratio 1.2% 1.1% 1.0% 0.9% 0.8% 0.7% 0.5% 0.6% Non-Int. Exp. / Avg. Assets Efficiency Ratio Year Ended December 31,

Winning Formula Competitive Pricing + Profit = High Efficiency + Conservative Credit Underwriting

Earnings and Dividend Growth Dividend 6-Year CAGR of 79.55% ___________________________ Split adjusted ( 2:1 June 2002 and 3.206:1 June 2005) Year Ended December 31, EPS 6-Year CAGR of 36.26% 51

Consistent Profitability Return on Average Assets Year Ended December 31, 53

Superior Stock Price Performance ___________________________ Source: SNL Financial Indexed Price Stock Price Range Since First Step Conversion Thrifts: +122% HCBK: +577% S&P 500: -12% Second-step 6/7/2005 7/13/99 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04 12/31/05

Strategy: Focused Growth Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue de novo branch expansion in existing and adjacent suburban markets with similar demographics 10 to 15 new branches planned annually Capitalize on merger-related market disruption, particularly the acquisition of traditional thrifts Ability to target both high- and moderate-income customers facilitates expansion

Highlights A leading franchise in attractive, high-income markets Consistent, straightforward business model Record of strong profitability throughout the economic cycle Capital to Sustain Growth in a Changing Interest Rate Environment ($5.20 billion at December 31, 2005) Best-in-class operating efficiency Expertise in jumbo mortgage lending Superior credit quality; no subprime or MSR exposure Significant growth potential in existing and contiguous markets Market capitalization of approximately $7 billion.